UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2016
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EXTERRAN CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-36875	47-3282259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4444 Brittmoore Road Houston, Texas 77041
(Address of Principal Executive Offices) (Zip Code)

(281) 836-7000 Registrant’s telephone number, including area code Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 24, 2016, Exterran Corporation (the “Company”) received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Quarterly Report on Form 10-Q for the three months ended March 31, 2016 (the “Form 10-Q”).

As previously disclosed, the Company was unable to timely file the Form 10-Q with the Securities and Exchange Commission (the “SEC”) because of the Company’s ongoing internal investigation by the Audit Committee of the Board of Directors into certain accounting items related to its Belleli Energy subsidiary.

The NYSE informed the Company that, under the NYSE rules, the Company will have six months from May 16, 2016 to file the Form 10-Q with the SEC. The Company can regain compliance with the NYSE listing standards at any time before that date by filing the Form 10-Q with the SEC. If the Company fails to file the Form 10-Q before the NYSE’s compliance deadline, the NYSE may grant, at its discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances.

On May 25, 2016, the Company issued a press release pertaining to the NYSE non-compliance letter referenced above. A copy of that press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
99.1	Press release dated May 25, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN CORPORATION

/s/ Jon C. Biro
Jon C. Biro
Senior Vice President and Chief Financial Officer
Date: May 25, 2016

Exhibit Index

Exhibit No.	Description
99.1	Press release dated May 25, 2016

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